EXHIBIT 99.1
Selected Financial Data
     The following selected historical financial data as of December 31, 2008, 2007, 2006, 2005, and 2004, and for the five years in the period ended December 31, 2008, have been derived from our audited financial statements, subject to certain reclassifications to make prior years conform to the current year presentation. In addition, as discussed in Note 2 to our Consolidated Financial Statements, our financial statements as of December 31, 2008, 2007 and 2006 and the years then ended, included elsewhere in this Current Report on Form 8-K, have been adjusted for the retrospective application of Financial Accounting Standards Board Staff Position No. APB 14-1, “Accounting for Convertible Debt Instruments that may be Settled in Cash upon Conversion.” This selected financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Consolidated Financial Statements and related notes included elsewhere in this Current Report on Form 8-K.
     We have accounted for all of our dealership acquisitions using the purchase method of accounting and, as a result, we do not include in our financial statements the results of operations of these dealerships prior to the date we acquired them. As a result of the effects of our acquisitions and other potential factors in the future, the historical financial information described in the selected financial data is not necessarily indicative of our results of operations and financial position in the future or the results of operations and financial position that would have resulted had such acquisitions occurred at the beginning of the periods presented in the selected financial data:

	Year Ended December 31,
	2008	2007	2006	2005	2004
	(In thousands, except per share amounts)
Income Statement Data:
Revenues	$5,654,087	$6,260,217	$5,940,729	$5,795,248	$5,240,632
Cost of sales	4,738,426	5,285,750	5,001,422	4,892,521	4,440,665

Gross profit	915,661	974,467	939,307	902,727	799,967
Selling, general and administrative expenses	739,430	758,877	717,786	716,317	647,487
Depreciation and amortization expense	25,652	20,438	17,694	18,469	15,376
Asset impairments	163,023	16,784	2,241	7,607	44,711

Income (loss) from operations	(12,444)	178,368	201,586	160,334	92,393
Other income and (expense):
Floorplan interest expense	(46,377)	(46,822)	(45,308)	(36,840)	(24,561)
Other interest expense, net	(36,783)	(30,068)	(19,234)	(14,712)	(15,473)
Gain (loss) on redemption of senior subordinated and convertible notes	18,126	(1,598)	(488)	—	(6,381)
Other income, net	302	560	629	282	143

Income (loss) from continuing operations before income taxes	(77,176)	100,440	137,185	109,064	46,121
Provision (benefit) for income taxes	(31,166)	35,893	50,092	38,269	19,368

Income (loss) from continuing operations, before cumulative effect of a change in accounting principle	(46,010)	64,547	87,093	70,795	26,753
Income (loss) related to discontinued operations, net of tax	(2,003)	(1,132)	(894)	(526)	1,028
Cumulative effect of a change in accounting principle, net of tax	—	—	—	(16,038)	—

Net income (loss)	$(48,013)	$63,415	$86,199	$54,231	$27,781

Earnings per share:
Basic:
Income (loss) from continuing operations, before cumulative effect of a change in accounting principle	$(2.04)	$2.77	$3.61	$2.97	$1.17
Income (loss) related to discontinued operations, net of tax	$(0.09)	$(0.04)	$(0.04)	$(0.03)	$0.05
Cumulative effect of a change in accounting principle	$—	$—	$—	$(0.67)	$—
Net income (loss)	$(2.13)	$2.73	$3.57	$2.27	$1.22
Diluted:
Income (loss) before cumulative effect of a change in accounting principle	$(2.03)	$2.76	$3.56	$2.92	$1.14
Income (loss) related to discontinued operations, net of tax	$(0.09)	$(0.05)	$(0.03)	$(0.02)	$0.04
Cumulative effect of a change in accounting principle	$—	$—	$—	$(0.66)	$—
Net income (loss)	$(2.12)	$2.71	$3.53	$2.24	$1.18

Dividends per share	$0.47	$0.56	$0.55	$—	$—

Weighted average shares outstanding:
Basic	22,513	23,270	24,146	23,866	22,808
Diluted	22,671	23,406	24,446	24,229	23,494

	December 31,
	2008	2007	2006	2005	2004
	(Dollars in thousands)
Balance Sheet Data:
Working capital	$92,128	$184,705	$232,140	$133,246	$152,667
Inventories	845,944	878,168	807,332	736,877	853,474
Total assets	2,288,114	2,506,104	2,120,137	1,835,859	1,950,742
Floorplan notes payable — credit facility	693,692	648,469	423,007	393,459	474,134
Floorplan notes payable — manufacturer affiliates	128,580	170,911	279,572	309,528	348,295
Acquisition line	50,000	135,000	—	—	84,000
Mortgage facility	177,998	131,317	—	—	—
Long-term debt, including current portion	322,319	329,109	330,513	158,860	157,801
Stockholders’ equity	662,117	741,765	754,661	626,793	567,174
Long-term debt to capitalization(1)	45%	45%	30%	20%	30%

(1)	Includes the acquisition line, mortgage facility and other long-term debt.